                                                                    Exhibit 1(w)

                     THIRD AMENDMENT DATED FEBRUARY 25, 2008

                             TO JANUS ASPEN SERIES'
                      AMENDED AND RESTATED TRUST INSTRUMENT
                              DATED MARCH 18, 2003

Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended effective on or about May 1, 2008, as follows, to reflect the liquidation and termination of Foreign Stock Portfolio in connection with its reorganization into International Growth Portfolio.

                                   SCHEDULE A

               Series of the Trust                   Available Classes
------------------------------------------------   --------------------
Balanced Portfolio                                 Institutional Shares
                                                   Service Shares

Flexible Bond Portfolio                            Institutional Shares
                                                   Service Shares

Forty Portfolio                                    Institutional Shares
                                                   Service Shares

Fundamental Equity Portfolio                       Institutional Shares
                                                   Service Shares

Global Life Sciences Portfolio                     Institutional Shares
                                                   Service Shares

Global Technology Portfolio                        Institutional Shares
                                                   Service Shares
                                                   Service II Shares

Growth and Income Portfolio                        Institutional Shares
                                                   Service Shares

International Growth Portfolio                     Institutional Shares
                                                   Service Shares
                                                   Service II Shares

Large Cap Growth Portfolio                         Institutional Shares
                                                   Service Shares

Mid Cap Growth Portfolio                           Institutional Shares
                                                   Service Shares

Mid Cap Value Portfolio                            Institutional Shares
                                                   Service Shares

Money Market Portfolio                             Institutional Shares

Janus Aspen INTECH Risk-Managed Core Portfolio     Service Shares

Janus Aspen INTECH Risk-Managed Growth Portfolio   Service Shares

Small Company Value Portfolio                      Service Shares

Worldwide Growth Portfolio                         Institutional Shares
                                                   Service Shares
                                                   Service II Shares

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